inverness medical innovations June 12, 2007

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. This includes all statements concerning or relating to our new product development goals and our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results. Such forward-looking statements are estimates reflecting management's best judgment based upon current information and involve a number of risks and uncertainties. Actual results may differ materially due to numerous factors, including without limitation demand for the Company's products, conditions in the financial markets, the operational integration associated with any past or future acquisition transactions and other risks generally associated with such transactions, the potential market acceptance of the Company's current and future products, the intensely competitive environment in the Company's markets which could reduce the Company's market share or limit its ability to increase market share, the efficacy and safety of the Company's products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability of the Company to successfully develop and commercialize products, the effect of pending and future legal proceedings, including the cost thereof, on the Company's financial performance and product offerings and the risks and uncertainties described in the Company's periodic reports filed with the Securities and Exchange Commission, including those factors or conditions described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, as well as in its previous Quarterly Reports on Form 10-Q. Projections, guidance and other forward-looking statements included in this presentation were issued on, and as of, June 12, 2007. The Company is not reaffirming or confirming the continued validity of any of these projections, guidance or other statements by inclusion in this presentation. The Company undertakes no obligation to update forwarding-looking statements, including projections or guidance, included herein.

Inverness Overview Leading developer, manufacturer and marketer of rapid diagnostics products Over 100 products offered for consumer and professional diagnostics Headquartered in Waltham, MA; 18 significant facilities in the US, Europe and Asia for manufacturing, marketing and R&D Over 3,500 employees*; 380 in sales and marketing; 200 in R&D * Including contract employees

Inverness Products Cardiology Products Consumer Diagnostics Professional Diagnostics

Segment Overview Principal Consumer Diagnostic Products Home pregnancy tests Home fertility / ovulation PF LTM 12/31/06 product revenues* $175 million Definitive JV agreement with Procter & Gamble Nutritional supplements-Non Core LTM 12/31/06 Nutritional revenues of $82 million Rapid test products sold to physicians, hospitals and laboratories Products used for the detection of infectious and other diseases, and women's health PF LTM 12/31/06 PD product revenues* $309 million** Consumer Products Professional Diagnostics Point of care diagnostic products for ischemia, coagulation and congestive heart failure Target markets: Cardiovascular Immunoassay ($1 billion) and Coagulation ($450 million) Product launches in 2006 R&D spend of $130 million over 3 years, including co-investment by ITI Scotland Cardiology Products * Excludes royalty income of approximately $17 million ** PD Pro Forma revenue includes recent acquisitions

Experienced Management Team

Our executive management team has successfully built companies in the diagnostics space

MediSense

Sold in 1996 for $880 million

Abbott

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Managing Director, Product Dev.
- Jerry McAleer Ph.D., VP, R&D
- Geoff Jenkins, VP, Operations
- John Yonkin, VP, Sales & Marketing

Inverness Medical Technology

Sold in 2001 for $1.3 billion

Johnson & Johnson

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Chief Technical Officer
- Jerry McAleer Ph.D., VP, R&D
- John Yonkin, VP, Sales & Marketing

- David Toohey, EVP, Prof. Diagnostics
- Hilde Eylenbosch, Director Consumer Mktg.
- Paul Hempel, General Counsel
- Douglas Shaffer, VP, US Operations

Inverness Medical Innovations

Formation of IMA in 2001

IMA

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Chief Scientific Officer
- Jerry McAleer Ph.D., VP R & D
- Geoff Jenkins, VP Worldwide Operations
- John Yonkin, President U.S. POC

- David Toohey, President, Prof. Diagnostics
- Hilde Eylenbosch, President Consumer Diagnostics
- Paul Hempel, Senior VP & Secretary
- Douglas Shaffer, VP, US Consumer Diagnostics

- David Teitel, CFO
- Jon Russell, VP Finance
- John Bridgen PhD, VP Business Development
- Roger Piasio, Chief Scientific Officer, Binax
- Mike Bresson, VP Mergers & Acquisitions

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inverness medical innovations

Development History

Consumer Diagnostics

- Acquired Unipath in December 2001: key lateral flow IP
- Pfizer 1 year royalty and 5 year supply agreement: expanded pregnancy franchise
- Introduced the world's first digitally read home pregnancy and home ovulation test
- Consolidated #1 unit market share in US, UK, France, Canada, Japan, Australia and Germany
- Definitive JV agreement with Procter & Gamble

Professional Diagnostics

- Acquired Wampole: position in professional diagnostics and IP
- Acquired Abbott's Rapid Diagnostics
- Acquired Binax – Respiratory rapids
- Acquired Biostar – Infectious disease rapids
- Developed direct sales force in US and Europe
- Obtained distribution rights to rapid FOB, TSH, HIV I & II and quantitative PSA tests
- Quidel litigation settlement: $17 million and 8.5% royalty
- Acon acquisition, low cost manufacturing
- Consolidated distributors in Japan and Canada

Cardiology Products

- Acquisition of Ischemia diagnostics in February 2005
- Obtained rights to D-dimer test
- R&D investment and formation of Stirling Medical Innovations
- Launched SmartCheck INR

inverness medical innovations

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Financial Overview Revenue Growth ($ in millions) Rev$ 2003 295.158 2004 373.991 2005 421.85 2006 569.5 Q1 2006 127.8 Q1 2007 159 CAGR = 24.5%

Intellectual Property and R&D Commitment Our intellectual property portfolio underpins our broad range of one-step diagnostic tests in OTC and POC Rights to new diagnostics tests for FOB, Hypothyroidism, D-dimer, PSA and HIV obtained through IP position Key patents do not begin to expire until 2008-2013 2006 R&D gross expenditure $70 million vs. $49 million in 2005 R&D capabilities have attracted partners such as Procter & Gamble Key investments in technology Ischemia Technologies - IMA Cardiac Marker Clondiag - NAT Platform Technology for Rapid Diagnostics

Consumer Diagnostics

Inverness / Procter & Gamble Joint Venture Joint venture commenced May 17, 2007 under the name "Swiss Precision Diagnostics" 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products Excludes the fields of cardiology and diabetes Inverness contributed related consumer diagnostics assets, excluding manufacturing and core intellectual property assets P&G acquired interest with a cash payment of $325 million Represents P&G's first entry into consumer diagnostics field Combines Inverness' strength in product innovation and low cost manufacturing with P&G's world class sales, marketing and distribution capabilities

Product Innovation in Consumer Diagnostics The JV benefits from Inverness history and success at consumer diagnostics innovations. Inverness introduced the world's first digital pregnancy test in 2003, followed in 2004 with a digital ovulation predictor, and in 2006 introduced the next generation digital pregnancy test Pregnancy and ovulation category historically slow to innovate First products of their kind to give a definitive readout Eliminates need to interpret result lines; addresses ambiguity and minimizes errors Also launched a color change wick and +/- private label pregnancy test in 2004 Next generation digital pregnancy test launched in UK, Germany, and USA An exciting pipeline of innovative consumer diagnostic products

Pregnancy - Brand Awareness Across All Price Points

Only Swiss Precision Diagnostics offers a comprehensive range of products covering the spectrum of brands and price points



Brand / Technology Differentiation
Clearblue® Easy
e.p.t (1)®
Clearblue® Digital
Fact Plus®
AccuClear®
Private Label
$5
Price to the Consumer
$22

(1) This product is marketed solely by r under their brand name

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inverness medical innovations

Leading Market Position in Consumer Diagnostics Pregnancy and Fertility Market ~$630 million Globally Source: Company estimates Note: JNJ e.p.t visual supply arrangement began in June. 2004 and e.p.t digital commenced Q4 2003 * Excludes royalty revenues All Others 50% Omegapharma 10% First Response/ Answer 8% Swiss Precision Diagnostics (23%: Clearblue, AccuClear, Fact Plus, private label) 1 e.p.t 9% Market CAGR = 5%+ IMA Product Revenues * 2002 $110 million $127 million $158 million 2005 $163 million PF LTM Dec 2006 $175 million

Professional Diagnostics

Professional Diagnostics Market 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Source: Company estimates * Excludes royalty income ** PF LTM December 2006 include approximately $42 million of non- rapid lab instrument based testing Rapid Professional Diagnostics ~$1,000 million Globally Market CAGR = 6.5% IMA Professional Products Marketed under Wampole, Binax, Biostar, Determine, Test Pack and Clearview brands Tests for over 70 infectious and autoimmune diseases Tests for pregnancy, drugs of abuse, osteoporosis, hypothyroidism and colon cancer IMA Product Revenues * 2002 $ 33 million $ 87 million $129 million 2005 $234 million PF LTM Dec 2006 $309 million ** Respiratory $330M DoA $240M Other $170M Other Infectious Disease $260M

Professional Diagnostics - Growth Drivers Binax products acquired in March 2005 Legionella Strep pneumonia RSV - CLIA waived Influenza - CLIA waived Determine products acquired in June 2005 HIV Hepatitis Syphillis Acon Labs products DOA Pregnancy, strep and other infectious disease Low cost manufacturing platform Other distribution agreements obtained through IP settlements or licensing agreements Rapid PSA Rapid HIV I & II CLIA waived for the U.S. market Rapid immunoassay FOB test for colon cancer Rapid d-dimer test for deep vein thrombosis Rapid TSH test for hypothyroidism Inverness' strong core professional business centered on pregnancy, strep and STD's has been expanded with the following additions in the last 2 years

Cardiology Diagnostics

Cardiac Diagnostics Acute Coronary Syndrome (Ischemia, D-dimer, Troponin I, CKMB and Myoglobin) (1) $750 million Market 10% Growth Coagulation Testing (Smartcheck INR) $450 million Market 15% Growth in near patient testing Congestive Heart Failure Diagnostics (incl. nt Pro BNP) $250 million* Market 20% Growth Cardiology Growth Drivers Cardiology conditions often require immediate intervention Ruling out MI as important as positive diagnostics Need for faster, cheaper, simple-to- use diagnostics Patients on anti-coagulants require regular monitoring Most of our research is focused on the Cardiac Diagnostics market (1) Business Communication Company, Inc. (August 2004) * Near patient testing

Cardiology Product Launches 1H 2H 1H 2H 1H 2H 2006 2007 Coagulation Testing, Europe Coagulation Testing, US 2008 IMA on Multi Analyzer (full market launch) Home Acute Coronary Care Home-CHF POC-Cardiac CHF

Ischemia Modified Albumin 6 million+ patients present with chest pain annually in the US Common cardiac tests including troponin, CK- MB, etc. are used to rule in Acute Coronary Syndrome (ACS) Ruling out ACS is a bigger problem in emergency rooms Ischemia Modified Albumin (IMA) is a marker that used along with troponin I and inconclusive ECG can rule out ischemia Detects cobalt binding capacity of albumin, detectable within minutes of an Ischemic event Performed on established lab instruments Reimbursed at $47.43 under CPT codes Market Product

Coagulation Patients with Atrial Fibrillation (AF) or mechanical heart valves on anti-coagulant therapy require Prothrombin Time (PT/INR) monitoring In 2003, there were 20 million prescriptions for warfarin written in the US In 2003, 18.3 million PT/INR tests were performed 13.4 million clinical lab tests (up 11% from 2000) 4.9 million by patients (POC) (up 190% from 2000) More frequent (>1/month) testing minimizes side effects such as serious bleeding Competition includes Roche, Hemosense Initial sales commenced at end of 2006 The Inverness SmartCheck INR is a handheld PT/INR monitor for home use by patients on anti-coagulant therapy Differentiated product: small size (163 grams) low cost small sample size requirement (<3µl of blood) Market Product

Congestive Heart Failure Diagnostics 5 million people in the US suffer from CHF according to the AHA 550,000 newly diagnosed patients/year 4 million emergency room visits with complaints of shortness of breath, a symptom of CHF BNP or proBNP is commonly used to diagnose CHF Offered by Abbott, BEC, Roche, Dade in labs and BioSite in POC Inverness has access to proBNP through a license from Roche Serial measurements in a single patient correlates with pressure on the heart Product concept similar to diabetes Market Product

Summary - Key Investment Highlights Leading position in rapid diagnostic markets addressed Near term product pipeline of novel cardiac diagnostics Profitable core professional and consumer diagnostics business An intellectual property portfolio which has facilitated steady market share growth Global distributor with established sales and sales support organizations in US, UK, Germany, France, Spain, Australia and Scandinavia Proven innovators and technology pioneers in rapid diagnostics Experienced management team with a significant equity stake

Additional Information About Proposed Transactions and Where to Find It: Proposed Biosite Transaction This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite Incorporated. Stockholders of Biosite are urged to read the tender offer materials described below because they contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other tender offer materials) filed by Inverness and Inca Acquisition Inc. with the SEC on May 29, 2007, as amended. In addition, on May 29, 2007, Biosite filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The tender offer materials contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available free of charge on the SEC's website (www.sec.gov) or from Innisfree M&A Incorporated, the information agent for the tender offer, at (888) 750-5834 (toll free). Computershare Shareholder Services, Inc. is acting as depositary for the tender offer. The dealer manager for the offer is UBS Securities LLC. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Inverness and Biosite file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Beckman Coulter and Biosite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Inverness' and Biosite's filings with the SEC are also available to the public from commercial document- retrieval services and the SEC's website.

Additional Information About Proposed Transactions and Where to Find It: Proposed Cholestech Transaction This press release is not a proxy statement or a prospectus for the proposed acquisition of Cholestech Corporation by Inverness. Inverness will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Cholestech's proxy statement and Inverness's prospectus for the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE. The proxy statement/prospectus and other documents which are filed by Inverness or Cholestech with the Securities and Exchange Commission (the "SEC") will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made by Inverness to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Investor Relations. Inverness, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Cholestech and their respective interests in the proposed transaction will be set forth or incorporated by reference in the proxy statement/prospectus that Inverness and Cholestech will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Inverness is available in Inverness' proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 9, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.